Exhibit 10.4

THE ALLSTATE CORPORATION

2009 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

[Date]

[Name]

[Address]

[City]

In accordance with the terms of The Allstate Corporation 2009 Equity Incentive Plan (the “Plan”), pursuant to action of the Compensation and Succession Committee of the Board of Directors, The Allstate Corporation (the “Company”) hereby grants to you (the “Participant”), subject to the terms and conditions set forth in this Restricted Stock Unit Award Agreement (including Annex A hereto and all documents incorporated herein by reference), Restricted Stock Units (“RSUs”), as set forth below.  Each RSU corresponds to one share of Stock. An RSU is an unfunded and unsecured promise to deliver one share of Stock on the Conversion Date or as otherwise provided herein.  Until such delivery, you have only the rights of a general unsecured creditor of the Company and not as a stockholder with respect to the shares of Stock underlying your RSUs.

Number of RSUs Granted:

Date of Grant:

Period of Restriction:	[ ]
(subject to Sections 2 and 3 of Annex A)

Conversion Date:	Each RSU will convert to one share of Stock on the day following the date the restrictions lapse with respect to that RSU.

Dividend
Equivalent Right:	Each RSU shall include a right to Dividend Equivalents.

RSUs ARE SUBJECT TO FORFEITURE AS PROVIDED IN THIS RESTRICTED STOCK UNIT AWARD AGREEMENT AND THE PLAN.

Further terms and conditions of the Award are set forth in Annex A hereto, which is an integral part of this RSU Award Agreement.

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Exhibit 10.4

All terms, provisions, and conditions applicable to the Restricted Stock Unit Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.  By accepting this Award as provided in the following sentence, the Participant hereby acknowledges the receipt of a copy of this RSU Award Agreement including Annex A and a copy of the Prospectus and agrees to be bound by all the terms and provisions hereof and thereof.  This Award and all prior RSU Awards not previously accepted will be deemed accepted if the participant does not decline this Award by accessing the Fidelity NetBenefits® website at www.NetBenefits.com and selecting the “Decline Grant” option for this Award within 30 days of the Date of Grant.  [Note:  The following language will be added to awards for Allstate Investment Management Limited employees:  Separate conditions apply to employees of Allstate Investment Management Limited.]

Thomas J. Wilson
Chairman, President and
Chief Executive Officer
THE ALLSTATE CORPORATION

Attachment: Annex A

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ANNEX A

TO

THE ALLSTATE CORPORATION

2009 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Further Terms and Conditions of Award.  It is understood and agreed that the Award of RSUs evidenced by the RSU Award Agreement to which this is annexed is subject to the following additional terms and conditions:

1.         Tax Withholding.  With respect to the minimum statutory tax withholding required upon the lapse of restrictions on the RSUs, the Participant may elect to satisfy such withholding requirements by tender of previously-owned shares of Stock or by having the Company withhold shares of Stock upon the Conversion Date.

2.         Termination of Employment.  Except as otherwise specifically provided in Section 3 below, upon the Participant’s Termination of Employment, all unvested RSUs shall be treated as follows:

(A)       If the Participant’s Termination of Employment is on account of death or Disability, then all unvested RSUs shall immediately become nonforfeitable and the restrictions with respect to the RSUs shall lapse as of the date of such Termination of Employment.

(B)       If the Participant’s Termination of Employment is on account of Retirement at the Normal Retirement Date,

(i)         any unvested RSUs granted more than twelve (12) months prior to the Normal Retirement Date, and

(ii)        a prorated portion of any unvested RSUs granted within twelve (12) months of the Normal Retirement Date (such proration to be determined by multiplying the Number of RSUs Granted by a fraction, the numerator of which is the number of days the Participant was employed since the Date of Grant and the denominator of which is 365)

will remain subject to the restriction period set forth on the first page of this RSU Award Agreement.  The remaining portion of the RSUs that do not remain subject to the restriction period shall be forfeited.

(C)       If the Participant’s Termination of Employment is on account of Retirement at the Early Retirement Date, a prorated portion of the RSUs (such proration to be determined by multiplying the Number of RSUs Granted by a fraction, the numerator of which is the number of days the Participant was employed since the Date of Grant and the denominator of which is the number of days during the entire Period of Restriction, and then subtracting the number of RSUs already converted), will remain subject to the restriction period set forth on the first page of this RSU Award Agreement.  The remaining portion of the RSUs that do not remain subject to the restriction period shall be forfeited.

(D)       If the Participant’s Termination of Employment is on account of any other reason, then all unvested RSUs shall be forfeited as of the end of the day of such Termination of Employment.

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(E)       If the Participant’s Termination of Employment is on account of Retirement at the Normal Retirement Date or Early Retirement Date and if the Participant dies after such Termination of Employment but before the end of the restriction period, then all unvested RSUs that remain subject to the restriction period shall immediately become nonforfeitable and the restrictions with respect to the RSUs shall lapse as of the date of death.

3.         Change of Control.  Except as otherwise specifically provided in a written agreement with the Company to which the Participant is a party, the unvested RSUs shall become nonforfeitable and the restrictions to which the RSUs are then subject shall immediately lapse on the date of a Change of Control, as defined in Section 9.

4.         Conversion Date.  Unless otherwise determined by the Board, a Participant shall be entitled to delivery of shares of Stock that underlie the RSUs then outstanding on the day following the date the restrictions lapse with respect to such RSU.

5.         Dividend Equivalent Right.  Each RSU entitles a Participant to receive a cash amount (less applicable withholding) equal to the sum of all regular dividend payments as would have been made in respect of each share of Stock underlying such RSUs if the Participant were the holder of such shares during the Period of Restriction.  The dividend equivalent payments will accrue during the Period of Restriction for the underlying RSUs and will be paid within 30 days of the Conversion Date of such RSUs.

Dividend equivalent payments shall be made only with respect to such RSUs that were outstanding on the applicable dividend record date.

6.         Ratification of Actions.  By accepting the RSU Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the RSU Award by the Company, the Board, or the Compensation and Succession Committee.

7.        Notices.  Any notice hereunder to the Company shall be addressed to its Stock Option Record Office and any notice hereunder to the Participant shall be addressed to him or her at the address specified on this RSU Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

8.         Governing Law and Severability.  To the extent not preempted by Federal law, the RSU Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions.  In the event any provision of this RSU Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this RSU Award Agreement, and this RSU Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

9.         Definitions.  In addition to the following definitions, capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

“Board Turnover” – see clause (c) of the definition of “Change of Control.”

“Change of Control” means, except as otherwise provided at the end of this definition, the occurrence of any one or more of the following:

(a)  (Voting Power)  any Person or group (as such term is defined in Treasury Regulation Section

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1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons, ownership of stock of the Company possessing 30% or more of the combined voting power of all Voting Securities of the Company (such a Person or group that is not a Similarly Owned Company (as defined below), a “More than 30% Owner”), except that no Change of Control shall be deemed to have occurred solely by reason of such ownership by a corporation with respect to which both more than 70% of the common stock of such corporation and Voting Securities representing more than 70% of the combined voting power of the Voting Securities of such corporation are then owned, directly or indirectly, by the Persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be (a “Similarly Owned Company”); or

(b) (Majority Ownership) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries, acquires ownership of more than 50% of the voting power of all Voting Securities of the Company or of the total fair market value of the stock of the Company (such a Person or group that is not a Similarly Owned Company, a “Majority Owner”), except that no Change of Control shall be deemed to have occurred solely by reason of such ownership by a Similarly Owned Company; or

(c)  (Board Composition) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election (“Board Turnover”); or

(d)  (Reorganization) the consummation of a merger, reorganization, consolidation, or similar transaction, or of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company, or a plan of liquidation of the Company (any of the foregoing, a “Reorganization Transaction”) that, does not qualify as an Exempt Reorganization Transaction.

Notwithstanding anything contained herein to the contrary:  (i) no transaction or event shall constitute a Change of Control for purposes of this Agreement unless the transaction or event constituting the Change of Control also constitutes a change in the ownership of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)), a change in effective control of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)) or a change in the ownership of a substantial portion of the assets of a corporation (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)); and (ii) no sale or disposition of one or more Subsidiaries (“Sale Subsidiary”) or the assets thereof shall constitute a Change of Control for purposes of this Agreement if the investments in and advances by the Company and its Subsidiaries (other than the Sale Subsidiaries) to such Sale Subsidiary as of immediately prior to the sale or disposition determined in accordance with Generally Accepted Accounting Principles (“GAAP”) (but after intercompany eliminations and net of the effect of intercompany reinsurance) are less than 51% of the Consolidated Total Shareholders’ Equity of the Company as of immediately prior to the sale or disposition.  Consolidated Total Shareholders’ Equity means, at any date, the total shareholders’ equity of the Company and its Subsidiaries at such date, as reported in the consolidated financial statements prepared in accordance with GAAP.

“Exempt Reorganization Transaction” means a Reorganization Transaction that fails to result in (a) any Person or group (as such term is defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) becoming a More than 30% Owner or a Majority Owner, (b) Board Turnover, or (c) a sale or disposition to any Person or group (as such term is defined in Treasury Regulation Section

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1.409A-3(i)(5)(v)(B)) of the assets of the Company that have a total Gross Fair Market Value (as defined below) equal to at least forty percent (40%) of the total Gross Fair Market Value of all of the assets of the Company immediately before such transaction.

“Gross Fair Market Value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

“Majority Owner” – see clause (b) of the definition of “Change of Control.”

“More than 30% Owner” – see clause (a) of the definition of “Change of Control.”

“Reorganization Transaction” – see clause (d) of the definition of “Change of Control.”

“Similarly Owned Company” – see clause (a) of the definition of “Change of Control.”

“Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

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